Exhibit 32.1

Quipp, Inc.

Certification by the Chief Executive Officer

Required by Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350

I, Michael S. Kady, Chief Executive Officer of Quipp, Inc., a Florida corporation (the “Company”), hereby certify that, based on my knowledge:

(1)

The Company’s annual report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

/ s / MICHAEL S. KADY
Michael S. Kady
Chief Executive Officer

Date:

March 31, 2008